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                                                                    Exhibit 23.2
                                                                    ------------


                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) of Ancor Communications, Incorporated pertaining to the Ancor Communications, Incorporated 1995 Employee Stock Purchase Plan, of our report dated February 19, 1998, with respect to the financial statements of Ancor Communications, Incorporated included in its Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                               /s/McGladrey & Pullen, LLP


Minneapolis, Minnesota
January 11, 1999